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                                                                    EXHIBIT 10.2
                                 PROSOURCE, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN


                      Section 1. Establishment and Purpose

   1.1 Establishment. ProSource, Inc., a Delaware corporation (hereinafter called "ProSource" or the "Company"), hereby establishes a stock purchase plan for employees as described herein, which shall be known as the PROSOURCE, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN (the "Plan").

   1.2 Purpose. The purpose of the Plan is to provide eligible employees the opportunity to purchase the Company's common stock at a favorable price by means of payroll deductions. It is intended that the Plan qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and all provisions hereof shall be construed in a manner to so comply.

                             Section 2. Definitions

   2.1 Definitions. Whenever used hereinafter, the following terms shall have the meanings set forth below:

         (a)"Affiliate" means any corporation, a majority of the voting stock of which is directly or indirectly owned by ProSource, and which has been authorized by the Board to participate in the Plan.

         (b)"Base Earnings" means a Participant's regular rate of pay and does not include overtime pay, bonuses, or amounts payable under employee benefit plans.

         (c)"Board" means the Board of Directors of ProSource.

         (d)"Committee" means the Equity Compensation Committee of the Board.

         (e)"Eligible Employee", with respect to any Plan Year, means an employee (including officers and directors who are also employees) of ProSource or any Affiliate who have been employed by the Company or an Affiliate continuously for at least three months prior to July 1 of such Plan Year, other than those employees whose customary employment is 20 hours or less per week or not more than five months during any calendar year.

         (f)"Fair Market Value" of a share of Stock means the average closing price of shares of the Stock for the five trading days immediately preceding the applicable date on (i) the New York Stock Exchange, if the Stock is then listed on such exchange, (ii) if the Stock is not listed on the New York Stock Exchange, on the principal national stock exchange on which the Stock is then listed or (iii) if not listed on any national exchange, as reported
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      by NASDAQ. If the Stock is not then listed on any national stock exchange or reported by NASDAQ, then the Fair Market Value shall be determined in any reasonable manner approved by the Committee.

         (g)"Participant" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 4.1.

         (h)"Plan Year" means the twelve-month period beginning each July 1.

         (i)"Stock" means the Class A Common Stock of ProSource, par value $.01 per share.

                      Section 3. Stock Subject to the Plan

   3.1 Number. The total number of shares of Stock to be offered for sale under this Plan shall not exceed 300,000 shares in the aggregate. These shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

   3.2 Adjustment in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to Stock or other change in corporate structure affecting the Stock, the Committee may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the price payable therefor and/or such other substitution or adjustments in the shares reserved for issuance under the Plan as it may determine to be appropriate in its sole discretion; provided, however that the number of shares of Stock issuable under the Plan shall always be a whole number.

                            Section 4. Participation

   4.1 Participation. Any employee who is an Eligible Employee on June 1, 1997 may elect to become a Participant as of July 1, 1997. Any employee who is an Eligible Employee on June 1 of any subsequent year, may elect to become a Participant as of the first day of the next Plan Year. Any election to participate shall be made in the form and at the time provided in rules adopted by the Committee from time to time. Notwithstanding anything herein to the contrary, in no event shall an Eligible Employee be granted the right to purchase Stock under the Plan if after the purchase such Eligible Employee would own capital stock of ProSource possessing 5% or more of the total combined voting power or value of all classes of capital stock of ProSource. Also, an Eligible Employee may not become or remain a Participant at any time when such Eligible Employee owns capital stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of ProSource. For purposes of this subsection, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and capital stock which an employee may purchase under outstanding options shall be treated as capital stock owned by the employee.


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                          Section 5. Purchase of Stock

   5.1 Contributions for Purchase of Stock. At the time an Eligible Employee elects to become a Participant in the Plan, such Eligible Employee shall elect to contribute to the Plan by authorizing payroll deductions in an amount (in increments of 1%) not less than 1%, and not more than 15%, of Base Earnings. Unless otherwise elected by the Participant, the rate of withholding such Participant has elected will remain in effect for subsequent Plan Years. A Participant at any time may reduce the rate of withholding or discontinue withholding entirely. A Participant may not increase the rate of withholding except in connection with an election with respect to a subsequent Plan Year. If a Participant elects to discontinue withholding, he or she may resume withholding only as of the first day of any subsequent Plan Year. Any election or direction under this section shall be made in writing in the form and pursuant to rules adopted by the Committee from time to time, and shall become effective at a time specified by the Committee.

   5.2 Disposition of Contributions. Amounts withheld pursuant to Section 5.1 shall be held by a Participant's employer until the end of the Plan Year in which withheld, except that:

         (a) A Participant who elects to discontinue withholding may elect at any time to withdraw all or any part of the amounts previously withheld. Any such withdrawal shall be paid to the Participant by his or her employer in cash, with interest, if any, on such amounts.

         (b) Any portion of the amounts withheld which is not paid to the Participant in cash pursuant to this Section shall be automatically applied to purchase Stock under Section 5.3.

         (c) Any withdrawal election under this Section shall be made in writing in the form and pursuant to rules adopted by the Committee from time to time.

   5.3 Purchases of Stock. Amounts withheld from a Participant's pay during the Plan Year (except any amounts refunded to such Participant in cash under Section 5.2) shall be used as of the last business day of such Plan Year to purchase Stock from ProSource for a price equal to 85% of the Fair Market Value of a share of Stock on the first business day of such Plan Year. Only whole shares shall be purchased, and any amount remaining that is not sufficient to purchase a whole share shall be carried over to the next Plan Year for the account of the Participant.

   5.4 Issuance of Stock Certificates. As soon as practicable after the close of the Plan Year, ProSource shall, without Stock issue or transfer taxes to the Participant, deliver to the Participant a certificate or certificates for the requisite number of shares of Stock purchased under the Plan registered in the name of the Participant or such other name or names as the Participant may direct.


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   5.5 Privileges of a Stockholder. A Participant shall not have stockholder privileges with respect to any Stock until the date of issuance of a certificate to such Participant for such Stock.

   5.6 Limitation on Stock Purchases. As required by Section 423 of the Code, no Participant may purchase Stock under the Plan and all other employee stock purchase plans of ProSource (including any parent or subsidiary corporation, to the extent provided in Section 423) at a rate in excess of $25,000 in Fair Market Value of such Stock (determined as of the first Business Day of the Plan Year with respect to which Stock is granted) for each calendar year in which any such right to purchase Stock granted to such Participant is outstanding at any time. If a Participant is not entitled to purchase Stock under any other such plan during a Plan Year, the total number of shares purchased under this Plan for the Participant with respect to that Plan Year may not exceed $25,000 divided by the Fair Market Value of a share of Stock on the first day of such Plan Year.

                      Section 6. Termination of Employment

   6.1 Termination of Employment. No shares of Stock may be purchased by a Participant pursuant to this Plan with respect to a Plan Year if his or her employment terminates for any reason prior to the end of such Plan Year. Any amount withheld from the pay of a Participant during the Plan Year in which his or her employment terminates shall be paid to such Participant in cash, with interest, if any, on such amount promptly after such Participant's termination of employment. If a Participant's death occurs at any time during a Plan Year, any amount withheld from the pay of such Participant shall be paid to the Participant's personal representative in cash, with interest, if any, on such amount and no portion thereof shall be applied to purchase Stock under the Plan.

                  Section 7. Rights of Employees; Participants

   7.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of ProSource or any Affiliate to terminate any employee's, Eligible Employee's, or Participant's employment at any time, nor confer upon any such person any right to continue in the employ of ProSource or any of its Affiliates.

   7.2 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy. Any attempted assignment, transfer, pledge or other disposition of any rights under the Plan shall be null and void, and shall automatically terminate all rights of a participant under the Plan.


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                            Section 8. Administration

   8.1 The Committee. (a) The Plan shall be administered by the Committee.

   (b) The Committee is vested with full authority to make, administer, and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. The Committee's determination as to the interpretation and operation of the Plan, or any right granted under it, shall be final and conclusive, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith by such member with respect to the Plan or any option granted under it.

   (c) Prior to the commencement of any Plan Year, the Committee may prescribe rules to apply to such Plan Year including, but not limited to, setting forth a limit on the aggregate number of shares of Stock which may be purchased under the Plan during the Plan Year, and the method for reducing Participants' elections if such limit would otherwise be exceeded.

   (d) The Committee may act by a majority vote at a meeting of the Committee or by a document signed by all of the members of the Committee.

                     Section 9. Amendment, Modification and
                               Termination of Plan

   9.1 Amendment, Modification, and Termination of the Plan. The Board or the Committee, at any time may terminate, and at any time and from time to time and in any respect, may amend or modify the Plan, provided, however, that no such action of the Board, or the Committee, without approval of the stockholders of ProSource, may: (a) Increase the total amount of Stock which may be offered under the Plan, except as provided in Section 3.2 of the Plan; (b) withdraw the administration of the Plan from the Committee; or (c) permit any person, while a member of the Committee, to be eligible to participate in the Plan.

                         Section 10. Requirements of Law

   10.1 Requirements of Law. The issuance of Stock and the payroll deductions pursuant to this Plan shall be subject to all applicable laws, rules, and regulations, and shares of Stock shall not be issued nor cash payments made except upon approval of proper government agencies of stock exchanges as may be required.

   10.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.


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                     Section 11. Effective Date of the Plan

   11.1 Effective Date. Subject to approval by the stockholders of ProSource, the Plan shall be effective as of July 1, 1997.

   11.2 Duration of the Plan. Unless the Board terminates the Plan earlier, the Plan shall remain in effect until the earlier of the date upon which all Stock subject to it shall be distributed pursuant to the Plan and June 30, 2002.


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